UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 28, 1999

                              FIRSTCOM CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Texas                   0-25194                87-0464860
---------------------------------    ------------        -------------------
   (State or other jurisdiction      (Commission          (I.R.S. Employer
of incorporation or organization)    File Number)        Identification No.)



                               220 Alhambra Circle
                                    Suite 910
                           Coral Gables, Florida 33134
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)


                                 (305) 448-4422
               --------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
   ---------------------------------------------------------------------------
   (Former name, former address and fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS

         (a) On July 28, 1999, a subsidiary of the registrant entered into an amended credit facility with Cisco Systems Capital ("Cisco"), a division of Cisco Systems, Inc., which increased the registrant's existing credit facility with Cisco from $10 million to approximately $30 million.

         (b) The registrant is also filing this Form 8-K to reflect a change in the report of PricewaterhouseCoopers LLP with respect to the registrant's financial statements as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 from their report filed with the registrant's Form 10-KSB for the year ended December 31, 1998. The revised report of PricewaterhouseCoopers LLP and the related financial statements are filed as an Exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         10.1 Amendment Agreement dated as of July 28, 1999 between FirstCom Equipment Ltd. And Cisco Systems Capital Corporation.

         10.2     Amended and Restated Promissory Note dated July 28, 1999.

         99.1 Financial Statements of FirstCom Corporation as of December 31, 1997 and for each of the two years in the period ended December 31, 1997.





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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 2, 1999                     By: /s/ PATRICIO E. NORTHLAND
                                                --------------------------------
                                                Patricio E. Northland
                                                Chairman of the Board, President
                                                and Chief Executive Officer



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

                                 EXHIBIT INDEX


EXHIBIT                              DESCRIPTION
-------                              -----------

10.1 Amendment Agreement dated as of July 28, 1999 between FirstCom Equipment Ltd. And Cisco Systems Capital Corporation.

10.2     Amended and Restated Promissory Note dated July 28, 1999.

99.1 Financial Statements of FirstCom Corporation as of December 31, 1997 and for each of the two years in the period ended December 31, 1997.